Exhibit 99.1

Contact: Monique Greer 720-540-5268 mgreer@allos.com

Allos Therapeutics to Launch Global Registry for Patients with Peripheral T-Cell Lymphoma at the American Society of Hematology Annual Meeting

— “COMPLETE” Registry Designed to Enrich Treatment Practice by Providing Insight into Global Treatment Trends and Outcomes —

— Developed in Collaboration with Expert International Steering Committee —

WESTMINSTER, Colo., December 3, 2009 — Allos Therapeutics, Inc. (Nasdaq: ALTH) today announced the launch of an international registry designed to address the urgent need to better understand treatment patterns and outcomes for patients with peripheral T-cell lymphoma (PTCL). The registry, known as COMPLETE (Comprehensive Oncology Measures for Peripheral T-cell Lymphoma Treatment), is a global observational study that will enroll patients with newly-diagnosed PTCL and obtain data regarding longitudinal treatment patterns and outcomes. Complementing other registries that focus on PTCL incidence or prognosis at diagnosis, COMPLETE is expected to provide — for the first time — important and detailed information on PTCL disease management across various treatment regimens, including drug therapy, stem cell transplant and radiation therapy. The registry will be launched during the 51st Annual Meeting of the American Society of Hematology (ASH) in New Orleans, LA.

COMPLETE is designed to collect data on a real-time basis from individual healthcare practitioners over three years of patient enrollment and two years of follow up. It is anticipated that approximately 75 sites will participate in the registry, representing academic, hospital and community practices in both the U.S. and Europe. Data obtained from the registry will be presented in scientific meetings and published in peer-reviewed journals.

“Knowledge of PTCL, which is a complicated group of diseases, comes principally from small, disparate clinical trials,” explained Francine Foss, M.D., professor, C-Director, Yale Cancer Center, Lymphoma, Leukemia and Myeloma Program, and chair of the COMPLETE International Steering Committee. “Detailed registries such as COMPLETE can be invaluable in providing ‘real-world’ data on specific populations of patients, enabling treating physicians to better understand how patients are being treated and the outcomes of treatment, both in routine clinical practice and in clinical trials. Ultimately, we believe these findings will provide more insight into the treatment options for patients with PTCL.”

The array of cancer treatments and supportive care choices, as well as disease recurrence and treatment outcomes, will be gathered into a database via a confidential web-based system. COMPLETE is also designed to evaluate whether the results of clinical studies are being incorporated effectively into daily practice and compare treatment practices in community and academic settings.

“Existing T-cell lymphoma registries focus primarily on disease incidence and patient prognosis or are institution specific, thereby creating a need for a broader registry, like COMPLETE, to evaluate treatment patterns on a more comprehensive basis,” said Paul L. Berns, president and chief executive officer of Allos. “COMPLETE is unique in that it is the first time a broader registry for patients with PTCL is designed to characterize treatment patterns in academic and community practices across the U.S. and in Europe. Our hope and vision is that COMPLETE will enable practitioners who treat patients with aggressive PTCL to make more informed treatment decisions based on a better understanding of potential treatment options and outcomes.”

“With rare diseases, the medical community often has very little access to information about treatments and outcomes,” said Peter L. Saltonstall, president and chief executive officer of the National Organization for Rare Disorders (NORD).  “Databases that provide such information can give medical providers valuable insight that may lead to better patient care.”

COMPLETE is guided by a prestigious multi-disciplinary steering committee chaired by Dr. Francine Foss and includes: Massimo Federico, M.D. of the University of Modena; Christian Gisselbrecht, M.D. of the Hôpital Saint Louis; Eric Hsi, M.D. of the Cleveland Clinic; Steven Horwitz, M.D. of Memorial Sloan-Kettering Cancer Center; Barbara Pro, M.D. of M.D. Anderson Cancer Center; Lauren Pinter-Brown, M.D. of the University of California, Los Angeles; Emanuele Zucca, M.D. of IOSI/Oncology Institute of Southern Switzerland; and Steven Rosen, M.D. of Northwestern University Medical School. The program is being supported by Allos Therapeutics, Inc. and implemented by MedNet Solutions, Inc. of Minnetonka, Minnesota.

Launch Reception

Allos will host a launch reception for COMPLETE on December 6, 2009, from 8:00 p.m.-10:00 p.m. at the Grand Oaks Mansion, New Orleans. Healthcare professionals who treat patients with PTCL and attending the ASH annual meeting are invited to attend. Members of the media are also welcome.

For More Information

Physicians interested in participating or learning more about COMPLETE should contact Jen Ohme at johme@mednetstudy.com or visit https://www.mednetregistry.com/mednet/allos/ (Login ID and password: COMPLETE).

About Peripheral T-cell Lymphoma (PTCL)

Peripheral T-cell lymphomas (PTCL) are a diverse group of aggressive T-cell and natural killer (NK)-cell non-Hodgkin’s lymphomas (NHL) that account for approximately 10% to 15% of all newly diagnosed cases of NHL in the United States.(1)-(3) The American Cancer Society estimates that approximately 66,000 new cases of NHL were diagnosed in the U.S. in 2008. The Company estimates the current annual incidence of PTCL in the U.S. to be approximately 5,600 patients. The outcome of patients with PTCL is poor and the majority of patients ultimately have refractory disease to a variety of agents, including multi-agent chemotherapy with CHOP (cyclophosphamide, doxorubicin, vincristine, and prednisone) or CHOP-like regimens. The 5-year overall survival rate in these patients is 25% to 40%, depending on sub-type.(4)-(5)

About Allos Therapeutics

Allos Therapeutics, Inc. (Nasdaq: ALTH) is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of a folate analogue metabolic inhibitor for hematologic malignancies and solid tumor indications. Allos is headquartered in Westminster, CO. For additional information, please visit www.allos.com.

Safe Harbor Statement

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and other similar terminology or the negative of these terms, but their absence does not mean that a particular statement is not forward-looking. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that may cause actual results to differ materially from those anticipated by the forward-looking statements. Important factors that may cause actual results to differ materially are contained in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, and in the Company’s other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law.

Note: The Allos logo is a trademark of Allos Therapeutics, Inc.

References:

(1)   The Non-Hodgkin’s Lymphoma Classification Project.  A clinical evaluation of the International Lymphoma Study Group classification of non-Hodgkin’s lymphoma. Blood. 1997;89(11):3909-3908.

(2)   Hennessy BT, Hanrahan EO, Daly PA. Non-Hodgkin lymphoma: an update [review]. Lancet Oncol. 2004;5(6):341-353.

(3)   O’Leary HM, Savage KJ. Novel therapies in peripheral T-cell lymphomas [review]. Curr Oncol Rep. 2008;134(5):202-207.

(4)   Savage KJ, Chhanabhai M, Gascoyne RD, et al. Characterization of peripheral T-cell lymphomas in a single North American institution by the WHO classification. Ann Oncol. 2004;15(10):1467-75.

(5)   Savage KJ. Peripheral T-cell Lymphomas. Blood Rev. 2007;21:201-216.

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